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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                    Exchange Act of 1934 Date of Report (Date
                          of earliest event reported):
                         April 22, 2005 (April 21, 2005)

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)

            NEVADA                                        88-0408274
-------------------------------                ---------------------------------
(State or Other Jurisdiction of                (IRS Employer Identification No.)
      Incorporation)
                                    001-32202
                            ------------------------
                            (Commission File Number)


           6370 Nancy Ridge Drive, Suite 112
                 San Diego, California                        92121
       (Address of Principal Executive Offices)              Zip Code


                                 (858) 657-0287
                 -----------------------------------------------
              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         As previously disclosed in our Annual Report on Form 10-KSB filed on March 30, 2005, our wholly owned subsidiary, MicroIslet of Delaware, and John F. Steel IV, our Chairman and Chief Executive Officer were named as defendants in a lawsuit brought in the Superior Court of California, County of Orange, by Donald Gallego. We are obligated under our articles of incorporation, and MicroIslet of Delaware is obligated under its bylaws, to advance expenses to Mr. Steel for his defense of this lawsuit. In accordance with applicable law, our articles of incorporation and the bylaws of MicroIslet of Delaware, Mr. Steel entered into an undertaking on April 21, 2005 to repay us or MicroIslet of Delaware for all expenses we advance on his behalf if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us or MicroIslet of Delaware, as applicable, for such expenses.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

            On April 22, 2005, we issued a press release announcing the appointment of John J. Hagenbuch and Bradley A. Geier to our board of directors. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

             On February 22, 2005, Mr. Hagenbuch, an affiliated partnership and an affiliated trust, which we refer to collectively as the Hagenbuch holders, filed a Schedule 13D with the Securities and Exchange Commission, which was later amended, indicating an intention to effect a change in the size and composition of our board of directors and to have Mr. Hagenbuch appointed to the board. Mr. Hagenbuch is the brother-in-law of John F. Steel IV, our Chairman and CEO.

            Since the original filing of the Schedule 13D by the Hagenbuch holders, our nominating and governance committee has engaged in dialog with Mr. Hagenbuch concerning the size and composition of our board. Based on these discussions and the recommendations of the nominating and governance committee to the Board, on April 21, 2005, the Board increased the number of directors from seven to nine, and appointed Mr. Hagenbuch and Bradley A. Geier as members. Mr. Geier was recommended for nomination by Mr. Hagenbuch. The Board has determined that Mr. Geier is "independent" as that term is used in Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act and Section 121A of the American Stock Exchange Company Guide. Neither has been designated to serve on any board committees.

ITEM 8.01         OTHER EVENTS.

         Our annual meeting of stockholders has been scheduled for July 28, 2005. The record date for the meeting has been set at June 1, 2005. The meeting will be held at a time and place to be announced in the formal notice of the meeting. We intend to mail the formal notice of the meeting and proxy materials on or about June 29, 2005.


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         Important Deadlines:

         o As the date of our annual meeting has been changed by more than 30 days from the date of our previous year's annual meeting, the deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for the meeting pursuant to Rule 14a-8(e) of the Securities and Exchange Commission is May 2, 2005, which we have designated as a reasonable time before we begin to print and mail our proxy materials.

         o In accordance with the requirements for advance notice set forth in our bylaws, unless we receive notice on or before May 2, 2005, of a nomination for director or other business to be brought before the annual meeting by a stockholder, the nomination or matter will not be presented for stockholder action at the meeting and will be disregarded. If we receive timely notice in accordance with our bylaws, management intends to exercise discretionary authority conferred in the form of proxy to vote on the matter as management sees fit, to the extent permitted by the rules of the Securities and Exchange Commission.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         99.1     Press release dated April 22, 2005


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 22, 2005                MICROISLET, INC.


                                       By: /s/ Haro Hartounian
                                           -------------------------------------
                                           Haro Hartounian
                                           President and Chief Operating Officer


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